Exhibit 10.2

LEASE AGREEMENT

MONTE MALL

This lease, made and executed in the city of San Juan, Puerto Rico, on this 1st. day of October, 2004, by and between EL MONTE PROPERTIES S.E., hereinafter referred to as the LANDLORD, herein represented by its Agent, Interstate General Properties Limited Partnership S.E., herein represented by Ms. Margarita Rivera Roman, Assistant Vice President Commercial Properties, and by its Executive Vice President, Eduardo Cruz Ocasio, hereinafter referred to as TENANT.

WITNESSETH

PREMISES: That Landlord hereby demises, lets and leases to the Tenant and the Tenant hereby leases from the Landlord, upon and subject to the terms and provisions of this lease, the portion of the building marked Suite #2040 with approximately 1,135 square feet of space at the second floor of El Monte Mall Shopping Center in Hato Rey, Puerto Rico.

TERM: This lease is made for the term of eighteen (18) calendar months commencing on October 1st., 2004 and ending on April 30, 2006. Tenant shall have the right to resolve or cancel at any time by giving Landlord thirty (30) days written notice.

RENEWAL: It is further agreed that the lease could be extended for a one (1) year term, provided Tenant notifies in writing to Landlord, for Landlord's consideration, and a new rent is negotiated with six (6) months prior to the expiration of the original term of the lease.

TENANT IMPROVEMENTS: Tenant shall perform at its own cost and expense, all the Tenant's work required in the demised premises, shall equip its premises with trade fixtures and all personal property necessary or proper for the operation of Tenant's business, and open for business, as soon as thereafter as possible.

BUSINESS USE: During the term of this lease (the lease term), Tenant covenants and agrees that the demised premises shall be used and occupied by Tenant for the business of offices, and for no other purpose.

ASSIGNMENT: Tenant covenants that said premises shall be used only for the purpose above mentioned; and that Tenant will not assign this lease nor sublet said premises or any part thereof, or permit any other person to occupy same, without the prior written consent of Landlord. If Tenant is a corporation, the sale of a majority of its outstanding capital stock shall be deemed an assignment of this lease. If any person, firm or corporation other than Tenant is in possession of the demised premises during the term hereof, without the written consent of Tenant, Landlord shall have the option of terminating this lease, or of considering such person, firm or corporation in possession as the assignee of Tenant and, therefore, obligated to observe and perform all the covenants, provisions, and conditions herein contained binding upon Tenant, without in any way relieving Tenant of its obligations hereunder.

TRADE NAME: Tenant shall always conduct its operations in the demised premises under its present trade name unless the Landlord shall otherwise consent in writing, which consent shall not be unreasonably withheld; No auction, fire or bankruptcy sales may be conducted within the demised premises without the previous written consent of the Landlord;

USE OF SIDEWALKS, STANDS, BOOTHS, ETC.: Tenant shall not use the sidewalks adjacent to the demised premises for business purposes, nor place or allow to be placed any stand, booth or showcase upon the doorsteps, vestibules or outside walls or pavements of said premises, or paint, place, erect or cause to be painted, placed or erected any projection or device on or in any part of the premises, without the previous written consent of the Landlord. Tenant shall remove any projection or device painted, placed or erected, if permission has been granted and restore the walls, etc., to their former conditions at or prior to the expiration of this lease. In case of the breach of this covenant (in addition to all other remedies given to Landlord in case of the breach of any conditions or covenants of this lease), Landlord shall have the privilege of removing said booth, showcase, projection or device, and restoring said walls, etc., to their former condition, and Tenant, at Landlord's demand, shall be liable to Landlord for any and all expenses so incurred by Landlord.

SERVICES FOR THE PREMISES: Tenant shall cause all freight to be delivered and/or removed, and all garbage and/or refuse to be removed only through the rear of the demised premises.

Landlord agrees herein, to furnish Tenant air conditioning at such times as Landlord furnishes air conditioning to all other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard. Air conditioning services shall be furnished Monday thru Thursday from 7:00 a.m. to 7:00 p.m.; Fridays from 7:00 a.m. to 6:00 p.m.; and on Saturdays from 7:00 a.m. to 3:00 p.m. Air conditioning services shall not be furnished between 6:00 p.m and 7:00 a.m. on Sundays or holidays.

Electricity in addition to that required for lighting shall be provided to the Premises for normal and customary office usage, which shall include only office machines and equipment operating on standard building circuits, but which in no event shall overload the electrical circuits from which Tenant obtains current. No electric current shall be used except that furnished or approved by Landlord, nor shall electric or other wires be brought in the Premises except with the written consent of Landlord.

GARBAGE REMOVAL: Tenant shall store all trash, rubbish and garbage within said premises, and shall provide for the prompt and regular removal thereof for disposal outside the area of the Shopping Center, and Tenant shall not burn or otherwise dispose of any trash waste, rubbish or garbage in or about the demised premises.

PARKING AREAS: In addition to the premises, Tenant shall have the right to use ( ) parking on a non-reserved basis and in such area within the facilities as determined by Landlord and/or the parking operator from time to time. The actual cost per parking space is $50.00 per month, payable to the parking operator, and is subject to any increases duly notified to all users of the parking facilities. Tenant shall also have the non-exclusive use in common with the Landlord, other tenants, their guests and invitees of (i) the parking areas, driveways and footways, and of (ii) such loading facilities, freight elevators and other facilities, as may be designated from time to time by Landlord, subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. The parking areas shall be provided with adequate lighting and shall be maintained in good condition. The Landlord shall likewise maintain all other common areas in good condition. The common areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, change and enforce rules and regulations with respect to the common areas and Tenant agrees to abide by and conform to such rules and regulations.

In the event it is deemed necessary to prevent the acquisition of public rights, Landlord may from time to time temporarily close portions of the common area, and may erect private boundary markers or take such steps as deemed appropriate for the purpose. Such actions shall not be considered an eviction or disturbance of Tenant's quiet-possession of the leased premises.

The monthly fee to be charged by parking operator for the use of the parking facilities will never exceed the amount of charges authorized by the governmental authorities or any other agency having control over parking facility operations.

SIGNS: Tenant will not paint or place on the exterior walls (including both interior and exterior surfaces of windows and doors), or the roof of the demised premises, or in any part of the Shopping Center outside of the demised premises, any signs other than a 9" x 9" sign with a reverse blue engraving (details provided to Tenant upon request) on the exterior of the demised premises, the location, size and character of which shall be subject to the prior written approval of the Landlord, which approval the Landlord agrees he will not unreasonably withhold), or any symbol, advertisement, neon light, or other light or other object or thing visible to public view outside of the demised premises without the prior written consent of the Landlord, which consent the Landlord agrees shall not be unreasonably withheld: but the provisions of this subsection shall not prohibit the Tenant from placing small temporary flat paper signs on the exterior of the windows or the main entrance door of the demised premises.

NUISANCES: Tenant shall not perform any act or carry on any practice which may injure the demised premises or any other part of the shopping center, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the shopping center. Tenant also covenants that he will not allow said premises to be used for any illegal or immoral purpose, and that he will not do, or suffer to be done, in or about said premises any act or thing which may be nuisance, annoyance, inconvenience, or damage to Landlord, Landlord's tenants, the occupants of adjoining property, or the neighborhood.

BASE RENT: In consideration of this lease, Tenant hereby covenants and agrees to pay to Landlord at Landlord's office in Puerto Rico, or at such other place as the Landlord shall from time to time designate in writing a sum (as the "basic rent") plus the proportionate share of property taxes as specified below, for each calendar month and proportionately at such rate for any partial month, which sum shall be paid monthly in advance on the first day of each and every calendar month during the lease term.

a) Method of Payment: TENANT agrees to pay the FULL RENT in lawful money of the Untied States which shall be legal tender in payment of all debts and dues, public and private, a the time of payment, in twelve equal monthly installments in advance on the first day of each month during said term at the office of LANDLORD or at such other place as LANDLORD may designate, without demand, setoff or deduction whatsoever, which payments shall be hereinafter referred to as the MONTHLY RENTAL PAYMENT. If the first day of any month falls upon a Sunday or full holiday in the Commonwealth of Puerto Rico, the MONTHLY RENTAL PAYMENT and any additional amounts due LANDLORD under the terms of this LEASE shall be due and payable on the next business day. The tender by TENANT, or the receipt by LANDLORD in whole or in part of any MONTHLY RENTAL PAYMENT or FULL RENT after its due date or the receipt of any payment, in other than in the form and in the amount and in the place herein stipulated, shall not constitute payment thereof until LANDLORD has fully collected and realized on any such other form of tender of payment, nor be deemed or be interpreted as a waiver by LANDLORD or modification of the place, amount, and form of payment provided herein. In the event the Commencement Date does not fall on the first of the month, Tenant further agrees to pay the first partial month Rental Payment, not later than the Commencement date. The amount of the first MONTHLY RENTAL PAYMENT due under this contract for a full month is the sum of .

b) The Rent includes, besides the use of the Premises all normal use of the services furnished by LANDLORD. Any interruption in the LANDLORD FURNISHED SERVICES as provided herein for reasons beyond the control of LANDLORD of for such reasons as repairs, alterations, maintenance or improvements as may be required in the Building of the premises shall not constitute eviction in whole or in part so long as said interruption does not unreasonably interfere with Tenant's use of the Premises beyond a reasonable time period to carry out such work. TENANT shall not be entitled to any abatement or reduction in Rent by reason of not using any or all of the LANDLORD FURNISHED SERVICES.
During	Base Rent	Property Tax	Monthly Rent

From October 1st, 2004 thru April 30, 2006	$1,891.66	33.89	$1,925.55

INTEREST ON PAST DUE OBLIGATIONS: Except as otherwise expressly herein provided, any amount due to Landlord not paid within ten (10) days after receipt by Tenant of written notice from Landlord that such amount has become due and payable and has not been received shall bear interest at the highest of the Citibank N.a.'s, New York prime rate or the highest rate permitted by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

RELATIONSHIP BETWEEN: It is agreed that Landlord shall in no event be deemed or held to be a partner or associate of the Tenant in the conduct of the Tenant's business nor shall the Landlord be liable for any debts incurred by the Tenant in the conduct of the Tenant's business, but it is understood and agreed that the relationship is and at all times shall remain that of Landlord and Tenant.

OUTSIDE MAINTENANCE CHARGES Landlord and Tenant hereby acknowledge that the amount of Base rent set forth in the section entitled "Base Rent" above, already includes Tenant's payment for the maintenance services of common areas to be rendered by the Landlord.

PUBLIC UTILITIES: Tenant shall pay for all of its requirements for utilities such as gas, and electricity directly to the utility service provider.

REMEDIES FOR DEFAULT: Tenant further covenants that:

If said premises at any time be deserted, abandoned, or closed, or if Tenant defaults for a period of five (5) days in paying any installment of rent when due or in performing any covenant, provision, or condition herein contained binding upon Tenant, Landlord shall have, in addition to all other rights and remedies provided for by law, the right, without notice to Tenant, to enter and take possession of the premises, peaceably or by force, and to terminate this lease; and Landlord may relet said premises, in whole or in part, in one or more leases, for the unexpired portion of the term, or any part thereof, and receive the rent therefor and apply it to the rent due hereunder, the rate and terms of such reletting to be such as Landlord may deem expedient, and Landlord's action shall be final and binding upon Tenant, and Tenant agrees to pay promptly to Landlord, on demand, at one time, or from time to time, any difference between the rent payable hereunder and any smaller amounts collected by Landlord from the Tenant or Tenants to whom said premises may be relet as aforesaid. In the event Tenant goes into bankruptcy, voluntary or involuntary, or into receivership, or makes a general assignment for the benefit of his creditors, Landlord shall have the right to terminate this lease at such time thereafter as Landlord may elect. If the holder of a mortgage or deed of trust on the shopping center, of which the demised premises are a part, notifies Tenant that such holder has taken over Landlord's rights under the lease agreement, Tenant shall not assert any right to deduct the cost of repairs or any momentary claim against Landlord from any compensation thereafter due and accruing hereunder, but shall look solely to the Landlord for satisfaction of such claim.

After receiving written notice from a bank, trust company or insurance company that it holds a mortgage or deed of trust on the demised premises, the Tenant shall, so long as said mortgage or deed of trust is outstanding, be required to give to such holder the same notice and opportunity to correct any default on the part of the Landlord as it might be required to be given to the Landlord, but such notice may be given by Tenant to Landlord and such holder concurrently.

LIABILITY INSURANCE: Tenant agrees to protect, defend, hold harmless and indemnify the Landlord from and against any and all claims, actions, liabilities of or injury to any person, damage to any property including the property of the Tenant, Landlord or others and any other damage or loss including injury to the feelings or reputation of a person as a result of false eviction, false arrest, malicious prosecution, libel, slander, defamation of character, invasion of privacy and wrongful entry by whomsoever, and howsoever caused, incident to or resulting from the use and maintenance of the property leased or the activities and operations performed or alleged to have been performed by the Tenant, his subcontractors, agents and employees.

Tenant agrees to obtain and maintain, at his expense, a policy or policies of public liability insurance naming the Landlord as an insured, protecting against any and all claims including liability assumed by the Tenant in this agreement. Said policy or policies should be written with companies authorized to do business in San Juan, Puerto Rico and shall provide limits of not less than $1,000,000.00 for injury to or death of any one person in any one occurrence, and for damage to any property, including the property of the Landlord. Said policy or policies shall also provide that the Landlord will be given at least thirty (30) days written notice in the event of cancellation or reduction in limit. The Tenant will provide the Landlord with certificate evidencing the fact that insurance has been provided in accordance with this agreement. Said certificate shall also stipulate that the Landlord will be given at lease thirty (30) days written notice in the event of cancellation or reduction in limit.

MECHANIC'S LIEN: Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's, or other lien against the demised premises and/or the Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for labor, services, materials, supplies or equipment alleged to have been furnished to or for the Tenant in upon or about the demised premises.

FIRE HAZARD: Tenant covenants that he will not do anything which will increase the rate of fire insurance on the building in which the demised premises are located, without the prior written consent of Landlord; and if such consent is given, Tenant agrees to pay promptly to Landlord the amount of the increase in the cost of such insurance, during the term of this lease and any renewals hereof.

EXAMINATION OF PREMISES: Tenant shall examine the said premises before taking possession and Tenant's entry into possession shall constitute conclusive evidence that as of the date thereof the said premises were in good order and satisfactory condition.

MAINTENANCE AND REPAIRS BY TENANT: Tenant shall keep the Leased Premises and all fixtures and equipment therein in such repair, order and condition that the same are in at the commencement of the term hereof or may be put in during the continuance thereof, reasonable use and wear and damage by fire or other casualty excepted. All damage or injury to the Premises or to the Building caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from the carelessness, omission, neglect, improper conduct or other cause of Tenant or any of its employees, agents, shall be repaired promptly by Tenant at its sole cost and expense to the reasonable satisfaction of the Landlord. All of the aforesaid work shall be in quality and class equal to the original work. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or Premises, or in or to fixtures, appurtenances or equipment thereof, and Landlord shall have no liability for failure of Landlord or others to make any such repairs, alterations, additions or improvements. Tenant agrees that he has received and will keep, at his own expense, the demised premises and all appurtenances thereto, including all yards, alleys, and sidewalks, in good, safe, tenantable and sanitary condition that Tenant will, at his own expense, promptly remove all debris. Tenant covenants that during the term of this lease and any renewals hereof Tenant will, at his own expense, keep in good order and repair waste pipes and fixtures appurtenant thereto; that Tenant will, at his own expense, have all choked waste pipes and toilets promptly unstopped, have all flues kept clean, and have all broken glass (both interior and exterior) promptly replaced.

PLATE GLASS INSURANCE: Tenant will carry adequate plate glass insurance and furnish Landlord evidence thereof, and that Tenant will, at his own expense, keep all other parts of said premises clean and in good order and condition, ordinary wear and tear excepted.

FAILURE TO REPAIR: Tenant agrees that if he fails to make any repair or to remove any debris as required in this lease, within five (5) days after the receipt of notice from Landlord in respect thereto, the same may be undertaken by Landlord, and Tenant agrees to reimburse Landlord promptly for the cost of such work.

INSECTS AND RODENTS: Tenant covenants that he will, at his own expense, take such steps as shall be reasonably necessary, or required by law, to keep the demised premises free of roaches, rodents, insects and other pests, and that Landlord shall not be liable for any damage caused thereby; if Tenant does not take the necessary steps as described in this lease, Landlord, after ten (10) days notice to Tenant, will proceed to remove all insects and rodents for the account of Tenant, and any expenses incurred by Landlord will be paid by Tenant as additional rental within ten (10) days after receipt of invoices from Landlord; Tenant, at the request of Landlord, covenants that he will participate and cooperate in carrying out any program of extermination that Landlord may direct, and Tenant shall bear the cost thereof, or if conducted in cooperation with other tenants, then Tenant shall bear its pro rata cost on the basis of floor areas involved.

DAMAGE BY VANDALS: Tenant covenants that should the doors, roof, window frames, glass exterior, or other parts of the premises be damaged by persons breaking or attempting to break, into the demised premises, or by vandals, any and all damage to said premises caused thereby would immediately be repaired by Tenant at his expense.

MOVING OF FURNITURE, HEAVY ARTICLES: Tenant shall not allow, permit or cause to be taken into or removed from the premises any heavy or bulky articles, furnishings, fixtures or equipment of such size or weight as shall require the use of tackle, carts, dollies or other moving aids or the services of more than two (2) men, except upon the prior approval of Landlord and at such times as the latter shall specify. Tenant shall be liable for the cost of any damage to the premises of the building or the sidewalks and pavements adjoining the same which shall result from the movement of such articles or objects. Tenant shall not unduly load or overload the floors or any part of said premises and any heavy object or article stored or used therein shall be stored and placed only in such place or location as Landlord, if it so elects, shall designate.

LOSS OF PROPERTY OR DAMAGE: Landlord shall not be liable for any loss of any property of Tenant from said premises or for any damages to any property of Tenant, however occurring, except only such damage in the latter instance as may result directly from the failure of Landlord to perform an act required of it under the terms of this agreement. Landlord, without liability to Tenant, shall have the right and may at any time close the said premises whenever the same become necessary in compliance with any law, order, regulation or direction of any lawful authority or the agents, officers or representatives thereof or in the event of any public disturbance or like circumstance which, in the judgment of Landlord, may appear proper or advisable.

ALTERATIONS: Tenant covenants and agrees that he will not paint, make alterations, improvements or additions to the exterior of the demised premises, or of a structural nature, during the term of this lease or any extension thereof without the written consent of the Landlord first had and obtained. The Tenant shall have the right to make minor alterations and improvements to the interior of the demised premises which are not of a structural nature, provided such alterations shall be made at the expense of Tenant with the prior approval of and under the supervision of the Landlord. All alterations, improvements, and additions made by the Tenant including air-conditioning, all electric wiring, electric fixtures show window reflectors, screen doors, cabinets, awnings, awning frames and floor coverings shall immediately become the property of Landlord and shall not be removed by Tenant at the termination of this lease or any renewal hereof, unless Landlord shall, prior to the termination of this lease, have given written notice to Tenant to remove the same, in which event, Tenant shall remove such alterations, improvements, and additions and restore the premises to the same good order and conditions in which it was at the time of the commencement of this lease. Should Tenant fail so to do, Landlord may do so, collecting, at Landlord's option, the cost and expense thereof from the Tenant as additional rent. If leasehold improvements of Lessee are assessed by the government and due to that assessment an amount of tax is imposed to Lessee, it is understood that it will be the sole responsibility of the Tenant of paying such taxes and in no event such taxes will be transferable to Landlord.

COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS: Tenant will, at his own expense, promptly comply with and carry out all laws, ordinances, rules, regulations and requirements of the Federal, State, Municipal, and Commonwealth Governments relating to said premises and/or the business conducted therein, and that Tenant will indemnify Landlord against any and all liability for damages to person and property caused by the breach of any covenant or agreement of Tenant contained in this lease.

CONDITION ON TERMINATION: Tenant covenants that he will, upon the termination of this lease and any renewals hereof, deliver to Landlord the said premises and all appurtenances thereto, peaceably and quietly, in as good order and condition as same now are or may hereafter be put by Landlord or Tenant, ordinary wear and tear and damage from fire not occasioned by the fault or negligence of Tenant, his agents, or employees excepted, such exception, however, being not applicable to the pipes, glass, etc. as set out in this lease.

DAMAGE BY FIRE: It is agreed that if the premises hereby demised, or the building or buildings of which the demised premises are a part, or any portion thereof, or any improvements now or hereafter constructed thereon or added thereto, shall be condemned by any public authority, or shall be damaged by fire or otherwise, so as to render same or any portion thereof, in the opinion of Landlord, untenantable, Landlord shall have the right, at any time within ninety (90) days after the condemnation or fire, to cancel and terminate this lease, by giving to Tenant, within said ninety (90) day period, written notice of Landlord's intention to do so. If the lease is not terminated by Landlord, the demised premises shall be restored, with reasonable dispatch, by and the expense of Landlord, and the rent due hereunder shall be proportionately abated, according to the loss of use until said premises are substantially restored.

OCCUPANCY: If Tenant is unable to obtain possession of the demised premises at the beginning of the term hereof due to any act or condition beyond Landlord's control, Landlord shall not be liable for any loss or damage resulting therefrom and this lease shall not be affected thereby in any way, but the rent payable hereunder shall be proportionately abated until the premises are available for occupancy by Tenant.

NO WAIVERS: Tenant agrees that any failure of Landlord to insist upon strict observance of any covenant, provision, or condition of this lease in any one or more instances shall not constitute or be deemed a waiver, at that time or thereafter, of such or any other covenant, provisions, or condition of this lease.

ENTRY BY LANDLORD: It is agreed that Landlord may, from time to time, enter to view the demised premises and to show the same to prospective buyers or tenants. Landlord may also make alterations and improvements in and to said premises and in and to any portion of the property of which they may be a part, or which may adjoin the same, and for that purpose Landlord, his employees and agents may enter, install pipes, wires and other equipment in and otherwise utilize the demised premises, and to that end Landlord may move furniture, showcases, floor coverings, and fixtures of any and all kinds, without liability for damages resulting therefrom, but nothing herein contained shall be construed to require Landlord to make any repairs, alterations, or improvements.

SECURITY: Tenant will deposit with Landlord the sum of N/A as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of possession of the demised premises to Landlord.

ATTORNEY'S FEES: In the event of the employment of an attorney by Landlord because of the violation by Tenant of any term or condition of this lease, Tenant shall pay such attorney's fees.

NO PAROLE CHANGES: It is agreed that no change shall be made in this contract, except by a writing signed by the parties hereto, setting forth the terms of the agreed modification.

NO PAROLE REPRESENTATION: Tenant hereby declares that no representation has been made to him concerning the condition of said premises; and that Tenant has inspected and examined the said premises and is renting the same in reliance upon his knowledge and information and that he has been informed that Landlord is not obligated to make any repairs to said premises during the term of this lease or any renewals hereof, except such, if any, as are specified in this lease.

FOR RENT SIGNS: It is agreed that Landlord shall have the right to put and maintain "For Rent" signs in one of the display windows and on other portions of the demised premises, in conspicuous places, during the period of three (3) months next preceding the end of the original or any renewal term hereof.

NOTICES: Whenever by the terms of this lease notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid.

If intended for the Landlord, address it to:

Ms. Margarita Rivera

Interstate General Properties

PO Box 363908

San Juan, PR 00936-3908

(or to such other address or addresses as may from time to time hereafter be designated in writing by the Landlord by like notice.)

If intended to the Tenant, address it to

PREMISES

(or to such other address or addresses as may from time to time hereafter be designated in writing by the Tenant by like notice.)

HEIRS AND EXECUTORS BOUND: All the terms and agreements of this lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

PRONOUNS: Pronouns of feminine or neuter, instead of the masculine gender, and of plural, instead of singular numbers, are to be substituted herein wherever the context so requires.

HEADINGS: The headings appearing in this lease are intended only for convenience of reference, and are not to be considered in constructing this instrument.

HOLDING OVER: In the event Tenant remains in possession of the premises after the expiration of the term hereof and without the execution of a new lease, Tenant thereby shall not acquire any right, title or interest in or to said premises, provided, however, that at the option of the Landlord, by written notice of the exercise thereof given to Tenant within thirty (30) days next following the last day of the term hereof or any extension thereof, Tenant as a result of such holding over thereby shall have renewed this lease for the further period of the term herein provided and if Landlord shall not exercise the option above described, then Tenant, as a result of such holding over, shall occupy said premises as a Tenant from month to month, and in either event subject to all the conditions, provisions, and obligations of this lease insofar as the same shall then be applicable to whichever of such tenancies shall result.

PROPERTY AND PATENTE TAXES: If real estate or property taxes should be increased by the government in any lease year of this agreement, Tenant shall pay his proportionate share of such increase in relation to the amount of leased space. The amount of any such excess or increased taxes shall become due and payable to Landlord by the Tenant within thirty (30) days after written notice to the Tenant that the amount of any such tax has been paid by the Landlord, and if such amount is not then paid to the Landlord by the Tenant, within such thirty (30) days, such amount shall be added to the next monthly installment of rent due, and for all purposes shall be deemed a part of such installment. Tenant shall pay his proportionate share which is 1.094%.

Patente Taxes: If patente taxes should be increased by the government in any lease year of this agreement, Tenant shall pay his proportionate share, which is 1.094 % of such increase, in relation to the amount of leased space. The amount of any such excess or increased taxes shall become due and payable to Landlord by the Tenant within thirty (30) days after written notice to the Tenant that the amount of any such tax has been paid by the Landlord; and if such amount shall be added to the next monthly installment of rent due and for all purposes shall be deemed a part of such installment. For the purpose of calculating and determining any cost or expense increase for taxes, as stipulated above, a comparison will be made between the cost or expense in any lease year and the cost or expense of such taxes for the base year of the lease contract. The term base year shall mean the year ended December 31, 2003.

GOVERNING LAW: This lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Puerto Rico, as the same may from time to time exist.

EXECUTION OF PUBLIC DEED: This contract may be converted to the category of a public deed before notary public, and the Landlord and the Tenant agree to subscribe and execute any and all necessary documents and corporate resolutions to attain said purposes. However, the cost of converting to the category of public deed and all necessary documents for such purposes, will be paid by the party requiring such action.

IN WITNESS WHEREOF, the said Landlord and Tenant have each duly executed this instrument as of the day and year first above written. This instrument may be executed in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.
Interstate General Properties		Interstate General Properties
Limited Partnership S.E.		Limited Partnership S.E.
as Agent for
El Monte Properties, S.E.

By:	/s/ Margarita Rivera Roman	By:	/s/ Eduardo Cruz Ocasio
	Margarita Rivera Roman		Eduardo Cruz Ocasio
	Assistant Vice President		Executive Vice President
	Commercial Properties		(TENANT)
(LANDLORD)